UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
April 11, 2008

THE COMMERCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	001-13672	04-2599931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
211 Main Street, Webster, Massachusetts 01570
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (508) 943-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Commerce Group, Inc.
Form 8-K
April 11, 2008

Section 8.  Other Events

Item 8.01     Other Events.

On April 11, 2008, Massachusetts Commissioner of Insurance, Nonnie S. Burnes, issued a Notice of Hearing (“Notice”) regarding the proposed acquisition of control, pursuant to Massachusetts General Laws Chapter 175, § 206B, by Mapfre S.A. (“Mapfre”) and its ultimate controlling parent Fundación Mapfre, of The Commerce Insurance Company and Citation Insurance Company by and through the merger (the “Merger”) of a subsidiary of Mapfre with and into The Commerce Group, Inc. (the “Company”) (NYSE:CGI).

Pursuant to the Notice, a copy of which is attached as Exhibit 99.1, the hearing will be held at 10:00 a.m. on May 1, 2008. See the attached Notice for full details.

We continue to expect the closing of the Merger will occur during second quarter of 2008. Additionally, the Company has elected to postpone its Annual Meeting of Shareholders, which normally would have occurred on May 16, 2008.

The Company will announce its first quarter 2008 earnings as part of the filing of its March 31, 2008 Quarterly Report on Form 10-Q, which will be filed with the Securities and Exchange Commission no later than May 12, 2008.

Forward-Looking Statements

It should be noted that this release might contain certain statements that may be considered forward-looking statements. The Commerce Group, Inc. refers you to its Form 8-K filed March 19, 2008 and its 2007 Form 10-K filed February 29, 2008 for a description of the Company’s business environment and important other factors that may affect its business, including its language regarding forward-looking statements.

Section 9.  Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Notice of Public Hearing in the matter of the Acquisition of Control of the Commerce Insurance Company and Citation Insurance Company by Mapfre S.A. and its ultimate controlling person Fundación Mapfre dated April 11, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COMMERCE GROUP, INC.
April 11, 2008

/s/ Randall V. Becker
Randall V. Becker
Senior Vice President and Chief Financial Officer